UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2026, Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), entered into an Assignment and Transfer Agreement of Certain Apitox Rights (the “Assignment Agreement”) with FreeT Inc., a company organized under the laws of the Republic of Korea (“FreeT”). FreeT is the successor to CNP Roen Co., Ltd., which subsequently changed its corporate name to Inscobee Co., Ltd. and is currently known as FreeT Inc.

Pursuant to the Assignment Agreement, FreeT irrevocably assigned, transferred, conveyed and delivered to the Company all of FreeT’s right, title and interest in and to certain Apitox-related rights (the “Assigned Rights”) that were originally acquired by CNP Roen Co., Ltd. under an Apitox Rights Transfer Agreement dated June 16, 2015 (the “2015 Agreement”).

The Assigned Rights include: (i) one hundred percent (100%) of the rights relating to the Apitox market for Korean medicine clinics in the Republic of Korea; (ii) a twenty-five percent (25%) royalty entitlement on the economic proceeds arising from the development, licensing, sale or other commercialization of Apitox in the United States; (iii) a twenty-five percent (25%) revenue participation right on the net proceeds from overseas rights agreements; (iv) the right to receive quarterly information regarding the progress and status of the Apitox clinical program; (v) the right to receive quarterly information concerning the status and progress of overseas rights transactions involving Apitox; (vi) certain contractual benefits relating to data and technology for third-party manufacturing or rights agreements; and (vii) other ancillary contractual rights.

The Assigned Rights are limited to rights actually held by FreeT as of the effective date and only to the extent legally assignable. The Assignment Agreement expressly excludes any global rights not held by FreeT, any underlying intellectual property ownership in Apitox, and any indication-specific, territorial, manufacturing, regulatory or commercialization rights not granted to FreeT.

The Company has confirmed that the Assigned Rights are free and clear of any claims, encumbrances or obligations associated with any prior side letter arrangements, including those involving Lokahi Therapeutics Inc.

The Company assumed only those obligations, if any, that arise after the effective date and are directly related to the lawful exercise of the Assigned Rights. The Company does not assume any payment obligation, breach, liability, debt, claim or other obligation of FreeT arising before the effective date under the 2015 Agreement.

FreeT confirmed its intention to support the continued development, indication expansion and global commercialization of Apitox through the Company and to use commercially reasonable efforts to facilitate future transactions pursuant to which additional Apitox rights for territories worldwide outside the United States may be granted to the Company, subject to separate definitive agreements.

The Assignment Agreement is governed by the laws of the Republic of Korea, with exclusive jurisdiction in the Seoul Central District Court.

The foregoing summary of the Assignment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Assignment and Transfer Agreement of Certain Apitox Rights, dated August 19, 2026, by and between Apimeds Pharmaceuticals US, Inc. and FreeT Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: August 21, 2026	By:	/s/ Dr. Vin Menon
	Name:	Dr. Vin Menon
	Title:	Chief Executive Officer

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